FIRST AMENDMENT
TO
AGREEMENT FOR THE PURCHASE OF COMMON STOCK

THIS FIRST AMENDMENT, made this 7th day of June to the COMMON STOCK PURCHASE AGREEMENT, (this "Agreement"), by and between **Mark Hammer ("Hammer")**, **Sean Philip Watkinson ("Watkinson")** president of **Maneki** Mining Inc., ("Maneki" or the "Company") a Nevada corporation, and **Vega Star Capital SA ("Vega Star")** or its designees ("collectively the "Purchasers", Plaza Francesc Macia 7, 6th Floor, Mod.A, 08029 Barcelona, Spain ("Purchasers"). Hammer and Watkinson shall be collectively referred to as the "Sellers", and the Sellers and the Purchasers shall be collectively referred to herein as the "Parties."

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WITNESSETH:

WHEREAS, the Parties entered into a Stock Purchase Agreement for the sale of 1,500,000 shares of Maneki Mining Inc. on May 17th, and the Parties wish to extend the closing date for such transaction,

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

The Closing Date for the Stock Purchase Agreement between the Parties dated May 17, 2006 shall hereby be extended to June 7, 2005.

In witness whereof, this Agreement has been duly executed by the parties hereto as of the date first above written.

Sean Philip Watkinson - Seller

Sean Philip Watkinson

Mark Hammer - Seller

Mark Hammer

Vega Star Capital SA - Purchasers

By: ______
Francisco Abellan - President